Filed Pursuant To Rule 433

Registration No. 333-217785

February 20, 2019

Gold as a Strategic Asset Class Forum Bobby Eng Head of SPDR ETF Business Development, Canada State Street Global Advisors George Milling-Stanley Head of Gold Strategy State Street Global Advisors Juan Carlos Artigas Director, Investment Research World Gold Council 2416800.1.1.AM.INST 1 For Investment Professional Use Only

Agenda 1. Gold as a Strategic Asset Class 2. How to Consider an Allocation to Gold in Your Portfolio 3. The SPDR® Gold Suite 2 For Investment Professional Use Only 2416800.1.1.AM.INST

Today’s Presenters Moderator Panelist Panelist Bobby Eng George Milling-Stanley Juan Carlos Artigas Vice President, Head of SPDR ETF Head of Gold Strategy Director, Investment Research Business Development, Canada State Street Global Advisors State Street Global Advisors World Gold Council 3 For Investment Professional Use Only 2416800.1.1.AM.INST

Gold as a Strategic Asset Class 2416800.1.1.AM.INST 4

Gold as a Strategic Asset Gold is a mainstream, strategic investment that has historically delivered long-term returns: Returns Since August 15, 1971, gold has a 7.57% compound annual growth rate* Diversification Gold has demonstrated a -0.01 and 0.06 monthly correlation to the S&P 500 Index and Bloomberg Barclays U.S. Aggregated Bond Index, respectively, since the 1970s** Gold has historically delivered competitive returns and outperformed other asset classes during black swan events*** Liquidity The estimated average daily turnover of gold is over $113 billion, which is equivalent to $28 trillion per year**** Portfolio Impact Gold may potentially improve risk-adjusted returns and provide some protection against unexpected events, both macroeconomic and geopolitical * Source: Bloomberg Financial, L.P. & State Street Global Advisors, date as of December 31, 2018. ** Bloomberg Finance, L.P. & State Street Global Advisors; S&P 500 correlation is from 8/31/1971 to 12/31/2018 and Bloomberg Barclays U.S. Aggregate Bond Index correlation is from 3/31/1976 to 12/31/2018. Source: Bloomberg Finance, L.P., State Street Global Advisors. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated. *** Analysis of Gold’s Historical Performance in Market Downturns. Bloomberg Finance L.P., State Street Global Advisors, as of September 30, 2018. Notes: Dot-Com Meltdown: 2/29/2000–3/30/2001: LBMA Gold Price PM (-12.2%); September 11 Terrorist Attacks: 8/31/2001–9/28/2001:LBMA Gold Price PM (7.4%); 2002 Recession: 2/28/2002–8/30/2002: LBMA Gold Price PM (5.4%); Global Financial Crisis: 11/30/2007–3/31/2009: LBMA Gold Price PM (10.0%); Sovereign Debt Crisis I: 4/30/2010–8/31/2010: LBMA Gold Price PM (5.7%); Sovereign Debt Crisis II: 2/28/2011–10/31/2011: LBMA Gold Price PM (22.0%); Debt Ceiling Crisis: 7/22/2011– 8/8/2011: LBMA Gold Price PM (5.7%); Brexit: 6/22/2016–6/27/2016: LBMA Gold Price PM (4.7%). **** Estimates based on clearing statistics published by the LBMA, LBMA-i and non-LBMA-i OTC (estimates start 12 November 2018), COMEX, SHFE, SGE, LMEprecious, Dubai Gold & Commodities Exchange, ICE Futures, US Metals, Borsa Istanbul, Bursa Malaysia, Moscow Exchange, and Tokyo Commodity Exchange. Date as of December 14, 2018Past performance is not a guarantee of future results. 5 For Investment Professional Use Only 2416800.1.1.AM.INST

Long-Term Asset Performance* Compound Annual Growth Rate * Based on total returns indices including MSCI USA Net Total Return USD Index, MSCI EAFE Net Total Return USD Index, MSCI Emerging Net Total Return USD Index, JP Morgan Cash Index USD 3 Month, Bloomberg Barclays US Agg Total Return Value Unhedged USD, and S&P Goldman Sachs Commodity Index. Gold performance based on the LBMA Gold Price. Source: Bloomberg Finance, L.P., ICE Benchmark Administration, World Gold Council. Date start from 1/31/1971 to 12/31/2018. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with a fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. 6 For Investment Professional Use Only 2416800.1.1.AM.INST

Gold's Low Historical Correlation Relative to Major Asset Classes


Equity Indices (10 Year Period)
MSCI Japan Index
MSCI AC World Daily Index TR
S&P 500 Index
MSCI Europe Index
MSCI Asia PAC ex-Japan Index
MSCI Emerging Markets Latin America Index
Russell 2000 Index
-0.12
0.20
0
0.08
0.21
0.33
-0.04
-1.00
-0.50
0.00
0.50
1.00
Correlation Coefficient


Bond Indices (10 Year Period)
Bloomberg Barclays US Corporate Bond Index TR
Bloomberg Barclays US Treasury Bond Index TR
Bloomberg Barclays European Aggregate Corporate Bond Index TR
Bloomberg Barclays US Corporate High Yield Bond Index TR
Bloomberg Barclays US Aggregate Bond Index TR
0.32
0.25
0.16
0.14
0.34
-1.00
-0.50
0.00
0.50
1.00
Correlation Coefficient

Data ending December 31, 2018. Source: Bloomberg Finance, L.P., State Street Global Advisors. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated. Gold: LBMA Gold Price PM USD Index.

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Gold Returns as a Function of Annual Inflation* LBMA Gold Price PM average annualized return: Source: Bloomberg Financial L.P. & World Gold Council. Date start from 12/31/1970 to 12/31/2018. * Inflation computed using annual US CPI year-on-year changes from 1970 and 2018. For each year on the sample, real return = (1+nominal return)/(1+inflation)-1. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. 8 For Investment Professional Use Only 2416800.1.1.AM.INST

How to Consider an Allocation to Gold in Your Portfolio 2416800.1.1.AM.INST 9

What's the Impact of Adding Gold in a Hypothetical Multi-Asset Portfolio?

		Weighting (%)			
Asset Class	Replicating Investable Market Indices	Portfolio A	Portfolio B	Portfolio C	Portfolio D
Equity	MSCI All Country World Index	40.0	39.0	37.5	35.0
Total Equity		40.0	39.0	37.5	35.0
Government Bonds	Bloomberg Barclays Global Aggregate Government	25.0	24.0	22.5	20.0
IG Credit	Bloomberg Barclays Global Aggregate Corporate	16.0	16.0	16.0	16.0
Inflation Linked Bonds	Bloomberg Barclays World Inflation Linked Bonds	2.0	2.0	2.0	2.0
HY Bonds	Bloomberg Barclays Global Corporate High Yield	2.0	2.0	2.0	2.0
EM Debt	Bloomberg Barclays Emerging Markets USD Aggregate Bond	5.0	5.0	5.0	5.0
Total Fixed Income		50.0	49.0	47.5	45.0
Real Estate	Global Property Research General Index	4.0	4.0	4.0	4.0
Private Equity	LPX Composite Listed Private Equity Index	4.0	4.0	4.0	4.0
Commodities	Bloomberg Commodity Index	2.0	2.0	2.0	2.0
Gold	SPDR® Gold Shares	0.0	2.0	5.0	10.0
Alternative		10.0	12.0	15.0	20.0
Total		100.0	100.0	100.0	100.0

Source: State Street Global Advisors, as of December 31, 2018.
The asset allocation scenario is for hypothetical purposes only and is not intended to represent a specific asset allocation strategy or recommend a particular allocation. Each investor's situation is unique and asset allocation decisions should be based on an investor's risk tolerance, time horizon and financial situation. It is not possible to invest directly in an index. This analysis can be found in The Role of Gold in Today's Multi-asset portfolio.

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Gold Allocation May Have the Potential to Improve Risk Adjusted Returns

Hypothetical Blended Portfolio Performance Based on Historical Data of the constituents of the hypothetical portfolios between January 1, 2005 to December 31, 2018 (12 months rebalancing)

Portfolio	Assets Composite	Annualized Return (%)	Annualized Standard Deviation(%)	Sharpe Ratio*	Cumulative Return (%)
Hypothetical Portfolio A	Portfolio without GLD®	5.10	9.51	0.40	100.75
Hypothetical Portfolio B	Portfolio with 2% GLD®	5.17	9.45	0.41	102.50
Hypothetical Portfolio C	Portfolio with 5% GLD®	5.29	9.36	0.43	105.90
Hypothetical Portfolio D	Portfolio with 10% GLD®	5.48	9.30	0.45	111.15

Assumes risk-free rate of Citigroup 3-month T-bills.

Source: Bloomberg Finance L.P., FactSet, State Street Global Advisors, as of December 31, 2018.
Past performance is not a guarantee of future results. The impact of adding GLD to an investor's portfolio will vary based upon an investor's asset allocation decisions and market performance, among other things. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. Returns do not represent those of a specific product but were achieved by mathematically combining the actual performance data of the constituents as listed in slide 11 according to their weightings detailed in slide 11. Performance of the hypothetical blended portfolio assumes no transaction and rebalancing costs, so actual results will differ. Performance of SPDR® Gold Shares (GLD®) reflects annual expense ratio of 0.40 percent. All data based on monthly measures of performance. GLD's performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month end performance.

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2019 Gold Outlook Three key trends to watch out for in 2019: Financial Market Instability Monetary Policy and the US Dollar Structural Economic Reforms 12 For Investment Professional Use Only 2416800.1.1.AM.INST

S&P 500 and Gold Return versus Change in VIX Level*


Return
Level change
60%
40%
20%
0%
-20%
-40%
-60%
60
40
20
0
-20
-40
-60
Black Monday
LTCM crisis
Dot-com bubble
9/11
2002 recession
Great Recession
Sov'gn debt crisis I
Sov'gn debt crisis II
2018 pullback
S&P 500 return
Gold return
Level change in VIX (rhs)**

* The VIX is available only after January 1990. For events occurring prior to that date, annualized 30-day S&P 500 volatility is used as a proxy. Dates used: Black Monday: 9/1987–11/1987; LTCM: 8/1998; Dot-com: 3/2000–3/2001; September 11: 9/2001; 2002 recession: 3/2002–7/2002; Great recession:10/2007–2/2009; Sovereign debt crisis I: 1/2010–6/2010; Sovereign debt crisis II: 2/2011–10/2011; 2018 pullback: 9/30/18 to 12/24/2018.

Source: Bloomberg, ICE Benchmark Administration, World Gold Council, Data start from 9/30/1987 to 12/24/2018.

Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.

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Gold and Rate Hikes Source: Bloomberg Financial, L.P., & State Street Global Advisors. Dates range from 12/01/2015 to 2/15/2019. Past performance is not a guarantee of future results. Performance above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. Performance is not meant to represent the performance of any particular exchange traded fund. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. * Source: Bloomberg Financial L.P. & State Street Global Advisors; date from December 17, 2015 to February 15, 2018 14 For Investment Professional Use Only 2416800.1.1.AM.INST

Gold and Emerging Markets Emerging markets, making up 70% of gold consumer demand, have historically been very relevant to the long-term performance of gold 10-year average consumer & investment demand ending 2018 * As of December 2018. Other EM excludes China and India. Sources: Metals Focus, World Gold Council Source: Metals Focus and World Gold Council, as of December 31, 2018. 15 For Investment Professional Use Only 2416800.1.1.AM.INST

The SPDR Gold Suite 2416800.1.1.AM.INST 16

The SPDR Gold Suite

GLD®

SPDR® Gold Shares

Largest and Most Liquid

In 2004, the SPDR Gold Shares (GLD) made transparent, cost effective access to gold available to all investors. Today, as the largest[1], most heavily traded gold ETF[2], GLD offers strategic, long-term investors relatively low entry and rebalancing costs, plus robust optionality.

GLDM℠

SPDR® Gold MiniShares℠

Our Lowest Gold Expense Ratio

The SPDR Gold MiniShares (GLDM) is designed to offer the potential benefits of a long-term, strategic allocation to gold — for less. With an expense ratio of just 18 basis points, GLDM offers the pure buy and hold investor a lower share price and lower holding costs.

GLDW

SPDR® Long Dollar Gold Trust

Gold for a Strong Dollar Environment

The SPDR Long Dollar Gold Trust (GLDW) is designed to offer investors a way to pursue the potential diversification benefits of gold while countering any potential negative impact on gold from a rising US dollar.

An investment in any combination of GLD, GLDM and GLDW entails a risk of loss and the diversification offered by the Funds does not ensure a profit or guarantee against loss.

[1] Source: Bloomberg Financial L.P. & State Street Global Advisors; $35billion as of January 31, 2019

[2] Source: Bloomberg Financial L.P. & State Street Global Advisors; measuring by nominal value, date as of January 31, 2019

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SPDR® Gold Shares (GLD) Milestones Largest and Most Liquid • Daily trading $volume in GLD on the NYSE has averaged approximately $1.1 billion since the launch in 11/041 • GLD gathered $1 billion in assets under management in just 3 days 2 • GLD has 789 tonnes of gold bullion bars in the Trust 3 • The net asset value of GLD is $35 billion 4 • GLD’s options market is more than 2,318 times larger than its closest competitor 5 1 Source: Bloomberg Financial, L.P. & State Street Global Advisors. Date as of December 31, 2018. 2 Source: Bloomberg Financial L.P. & State Street Global Advisors. Date as of December 31, 2018 3 Source: spdrgoldshares.com – key information, Date as of December 31, 2018 4 Source: spdrgoldshares.com – key information, Date as of December 31, 2018 5 Source: Bloomberg Financial L.P. & State Street Global Advisors, as of December 31, 2018 18 For Investment Professional Use Only 2416800.1.1.AM.INST

Low Cost Core ETFs* Dominate US ETF Flows in 2018 • Low cost core ETFs have gathered 72% of all ETF flows in 2018. The average expense ratio across all ETFs is currently 51bps, while Low Cost Core ETFs have an average expense ratio of just 9bps. • Of the 2,105 listed ETFs in the US, Low Cost Core ETFs account for just 6% of funds, but 40% of total assets. Source: Morningstar, as of 12/31/2018. * Low Cost Core ETFs comprise the 121 ETFs as of 12/31/2018 offered by five different ETF providers that brand such ETFs as low cost ETFs (State Street Global Advisors, Invesco, BlackRock, Vanguard and Charles Schwab Corporation). 19 For Investment Professional Use Only 2416800.1.1.AM.INST

Introducing GLDM Our Lowest Gold Expense Ratio • Our lowest cost gold ETF, with a total expense ratio of just 18 basis points and lower share price • $611M1 assets under management since launching on June 26, 2018 • Investors who are less interested in GLD liquidity, tight bid/ask spreads and deep optionality potential may wish to consider GLDM • GLDM was colored by the same line of thinking that was the genesis of the SPDR Portfolio Suite 1 Source: Bloomberg Financial, L.P. & State Street Global Advisors. Date as of February 19, 2019 20 For Investment Professional Use Only 2416800.1.1.AM.INST

During Periods of Market Downturn

Gold performance and the (hypothetical) Index performance of the Solactive GLD® Long USD Gold Index (the "Index"), the benchmark index of SPDR® Long Dollar Gold Trust (GLDW), During Specific Market Downturns



40.0%
20.0%
0.0%
-20.0%
-40.0%
-60.0%
9.9%
22.5%
21.8%
-48.0%
12.2%
Great Recession
December 31, 2007–March 31, 2009
2.7%
19.8%
19.6%
-4.4%
1.2%
European Sovereign Debt Crisis I
November 30, 2009–May 28, 2010
4.1%
14.3%
13.7%
-9.3%
10.4%
European Sovereign Debt Crisis II
April 29, 2011–June 29, 2012
LBMA Gold Price PM (USD/oz)
Index
Index ex. 50bps
MSCI World TR
Barclays Treasury Agg

Source: Bloomberg Finance, L.P., SSGA

* As of June 30, 2016. Gold based on the LBMA Gold Price PM.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT,THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.

IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. Pre-Inception Index Performance shown above is back tested (hypothetical) and is not a guarantee of past or future results. The performance quoted is not intended to represent the performance of any particular exchange-traded fund or security. Actual performance of any investment may have differed substantially fromthe back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index's currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee performance for the benchmark index takes into account GLDW's gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein, is derived in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component, and utilizes the WMR Fix Rate to measure the value of the USD relative to the "Reference Currencies" which takes into account the LBMA Gold Price A.M. and P.M. to determine the profit and loss of the currency portion. Gold's individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds.This material shows information for indices An index is unmanaged, is not subject to fees, and is not available for direct investment.

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Consider SPDR Long Dollar Gold Trust (GLDW) Two potential safe haven assets in 1 ETF wrapper • SPDR gold product designed to provided positive returns when both gold and the US dollar increase in value • GLDW provides unique dual exposure to gold and the US Dollar as a potential tail-risk hedge • Gold has also historically risen in periods of market turmoil, and GLDW is an innovative tool that is designed to allow investors to take advantage of this shared characteristic with the US dollar of potentially rising in turbulent environments that both have historically at times exhibited. • Seeks to counter the historically negative correlation between a strengthening dollar and gold prices 22 For Investment Professional Use Only 2416800.1.1.AM.INST

SPDR Gold Experts

Our role in bringing gold ETFs to market underscores our attributes as the creator of the world's first ETFs.

Innovation with Purpose

We helped **create the gold ETF market with GLD** and along with it, the democratization of gold investing. Our gold suite is designed to address many investor concerns such as an easy way to invest in and access gold (GLD), the trend towards lower cost/lower NAV products in portfolio construction (GLDM) and the historically negative relationship* between a strengthening US dollar and gold prices (GLDW).

Built in Partnership

Our partnership with the **World Gold Council** has spanned nearly 15 years to introduce ETF products that make gold a more approachable and mainstream investment

Crafted by Experts

We deliver products driven by purpose and based on our more than 25 years of ETF expertise. Our in-house gold strategy team is focused on gold's performance and how our gold products are meeting portfolio needs.

GLD®	GLDM℠	GLDW
SPDR® Gold Shares	SPDR® Gold MiniShares℠	SPDR® Long Dollar Gold Trust

*Source: Bloomberg Financial L.P. and State Street Global Advisors, date as of December 31, 2018. notes: US dollar is measured by US Dollar Index and gold is measured by LBMA Gold Price PM (USD/oz). The correlation between the two from 12/31/2008 to 12/31/2018 was -0.31. The correlation coefficient measures the strength and direction of a linear relationship between two variables.It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean with 0 being uncorrelated and 1 being perfectly correlated.Gold: LBMA Gold Price PM USD Index.

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Q&A 2416800.1.1.AM.INST 24 For Investment Professional Use Only

Standardized Performance SPDR® Gold Shares (GLD®) Performance as of December 31, 2018 Since 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Inception 11/18/2004 NAV 5.23% 7.84% -1.54% -1.54% 6.03% 0.90% 3.59% 7.40% Market Value 4.94% 7.53% -1.94% -1.94% 6.11% 0.86% 3.43% 7.31% LBMA Gold Price PM 5.05% 7.73% -0.93% -0.93% 6.45% 1.21% 3.93% 7.81% Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.40% 25 For Investment Professional Use Only 2416800.1.1.AM.INST

Standardized Performance SPDR® Long Dollar Gold Trust (GLDW) Performance as of December 31, 2018 Since 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Inception 1/30/2017 NAV 4.74% 10.27% 4.86% 4.86% N/A N/A N/A 3.13% Market Value 4.11% 9.05% 4.03% 4.03% N/A N/A N/A 2.68% Solactive GLD Long 4.79% 10.41% 5.39% 5.39% N/A N/A N/A 3.65% USD Gold Index Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.50% 26 For Investment Professional Use Only 2416800.1.1.AM.INST

Standardized Performance SPDR® Gold MiniSharesSM (GLDMSM) Performance as of December 31, 2018 Since 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Inception 6/25/2018 NAV 5.25% 7.90% N/A N/A N/A N/A N/A 1.60% Market Value 4.91% 7.64% N/A N/A N/A N/A N/A 1.91% LBMA Gold Price PM 5.26% 7.95% N/A N/A N/A N/A N/A 1.69% Source: spdrs.com Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. Gross and Net Expense Ratio: 0.18% 27 For Investment Professional Use Only 2416800.1.1.AM.INST

Product Overview

Name and Ticker	**SPDR® Gold MiniShares℠ (GLDM℠)**	
GLDM Product Highlights	• Gold for cost conscious investors • Holds physical gold bullion • Our lowest total expense ratio gold ETFs • Based on the price of 1/100th of an ounce of gold • May help increase portfolio diversification and preserve purchasing power	
Investment Objective	The Investment objective of GLDM is for the shares of GLDM to reflect the performance of the price of gold bullion, less GLDM's expenses.	
Basic Structure	SPDR Gold MiniShares represent fractional, undivided beneficial ownership interests in GLDM, the sole assets of which include only gold bullion, gold bullion receivables and cash, if any.	
Total Expense Ratio	**18 bps**	
Key Participants	**Sponsor**	WGC USA Asset Management Company, LLC ("WGC AM"), an affiliate of the World Gold Council ("WGC"). In 2004, WGC through an affiliate, launched SPDR® Gold Shares (GLD®), the first US-listed physical gold ETF.
	Administrator	BNY Mellon Asset Servicing
	Gold Custodian	ICBC Standard Bank Plc
	Benchmark	LBMA Gold Price PM USD
	Marketing Agent	State Street Global Advisors Funds Distributors, LLC
	Listing Exchange	NYSE Arca

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Appendix A: Important Disclosures 2416800.1.1.AM.INST 29

Based on Backtested (Hypothetical) Net of Fee Performance Below, Gold and the Solactive GLD® Long USD Gold Index Have Generally Moved Closely Together, with Periods of Outperformance and Underperformance

Performance of gold (US$/oz) and the Solactive GLD® Long USD Gold Index since 1/1/2007 (1/1/2007 = 100)*


Level
400
300
200
100
0
Jan-07
Apr-07
Jul-07
Oct-07
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Gold (US$/oz)
Index
Index ex. 50bps

Source: Bloomberg Finance, L.P., SSGA and Solactive. Differences between the performance of the Index and the Index ex-50 bps may not be visible in the graph.
Please refer to Slide 14 for further information regarding the performance shown in the graph.

* As of June 30, 2016. Gold based on the LBMA Gold Price PM. Pre-Inception Index Performance shown above is back tested (hypothetical) and is not a guarantee of past or future results. **HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.** The performance quoted is not intended to represent the performance of any particular exchange-traded fund or security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index's currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above.

Net-of-fee performance for the benchmark index takes into account GLDW's gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein, is derived in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component, and utilizes the WMR Fix Rate to measure the value of the USD relative to the "Reference Currencies" which takes into account the LBMA Gold Price A.M. and P.M. to determine the profit and loss of the currency portion. Gold's individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment.

WORLD GOLD COUNCIL
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STATE STREET GLOBAL ADVISORS

GLDW and the Solactive GLD® Long USD Gold Index Since the GLDW Launch and the Index Went Live Performance of GLDW, the Solactive GLD® Long USD Gold Index and gold since GLDW Launch on January 30, 2017 (January 30, 2017 = 100)* Source: Bloomberg Finance, L.P., SSGA and Solactive. Performance of the Solactive GLD® Long USD Gold Index and gold since Index went live July 20, 2016 (July 20, 2016 = 100)* Level Source: Bloomberg Finance, L.P., SSGA and Solactive. * As of December 31, 2018. Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit www.spdrs.com for most recent month-end performance or call 1-866-787-2257. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. Gold’s individual performance above is based on the LBMA Gold Price PM and does not reflect the deduction of any fund fees or expenses. Past performance is not a guarantee of future results. Performance of gold above does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling exchange traded funds. This material shows information for indices. An index is unmanaged, is not subject to fees, and is not available for direct investment. 31 For Investment Professional Use Only 2416800.1.1.AM.INST

Pre-Inception Index Performance Disclosures Hypothetical Pre-Inception Index Performance is not a guarantee of past or future results. The performance quoted is not intended to represent the performance of any particular exchange-traded fund security. Actual performance of any investment may have differed substantially from the back-tested performance presented, as the performance was calculated with the benefit of hindsight and cannot account for all financial risk that may affect the actual performance. The performance includes the reinvestment of capital gains related to underlying gold holdings as well as income related to the back-tested Index’s currency exposure, if any. The performance is shown on a gross-of-fee and net-of-fee basis, as indicated above. Net-of-fee performance for the benchmark index takes into account GLDW’s gross expense ratio of 0.50%. Performance prior to the July 20, 2016 inception date of the index referenced herein is derived from actual data in accordance with the index calculation methodology which takes into account the LBMA Gold Price A.M. in reference to the gold component and utilizes the WMR Fix Rate to measure the value of the USD relative to the “Reference Currencies” which takes into account the LBMA Gold Price AM and PM to determine the profit and loss of the currency portion. During the time period presented in the back test, a portion took place during the global financial crisis of 2007–2009. Briefly, during that period, all asset classes became correlated, an event that may not be repeatable in the future. State Street Global Advisors Funds Distributors, LLC (marketing agent) provided no compensation for the Solactive GLD® Long USD Gold Index. However WGC USA Asset Management Company, LLC (Fund Sponsor) did provide compensation for the Solactive GLD® Long USD Gold Index back-tested return information. The methodology of the Solactive GLD® Long USD Gold Index can be found here. Solactive GLD® Long USD Gold Index launch date was July 20, 2016. 32 For Investment Professional Use Only 2416800.1.1.AM.INST

Important Disclosures Important risk information Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust, and SPDR® Long Dollar Gold Trust (“GLDWSM”), a series of the World Gold Trust (together, the “Funds”). ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. GLDW is subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). US regulation of swap agreements is rapidly changing and is subject to further regulatory developments which could be adverse to GLDW. GLDW’s swap agreements will be subject to counterparty risk and liquidity risk. Currency exchange rates between the US dollar and non-US currencies may fluctuate significantly over short periods of time and may cause the value of GLDW’s investments to decline. GLDW is a passive investment vehicle that is designed to track the Index. GLDW’s performance may deviate from changes in the levels of its Index (i.e., create “tracking error” between GLDW and the Index) for a number of reasons, such as the fees and expenses of GLDW, which are not accounted for by the Index. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR® Gold Trust (“GLD®”), SPDR® Gold MiniSharesSM Trust (“GLDMSM”) and SPDR® Long Dollar Gold Trust (“GLDWSM”): The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD. The World Gold Trust has filed a registration statement (including a prospectus) with the SEC for each of GLDM and GLDW. The World Gold Trust has also filed the prospectus for GLDW with the National Futures Association. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a more detailed discussion of the risks of investing in each Fund’s shares. The GLD prospectus is available by clicking here, the GLDM prospectus is available by clicking here, and the GLDW prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053. 33 For Investment Professional Use Only 2416800.1.1.AM.INST

Important Disclosures None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the CEA. As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA. Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value. The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLDW shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLDW shares relates directly to the value of the gold held by GLDW (less its expenses) and the value of a basket (“FX Basket”) comprising the euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc (“Reference Currencies”) against the US dollar. A decline in the price of gold and/or an increase in the value of the Reference Currencies comprising the FX basket against the US dollar could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold and the price of each Reference Currency against the US dollar represented by them. None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent. The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an affiliate of the Sponsor of each of GLD, GLDM and GLDW. GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM, GLDMSM and GLDWSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC. Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto. Important Information Relating to Solactive GLD® Long USD Gold Index: GLDW is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index value at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards GLDW, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors in and/or financial intermediaries transacting in or with GLDW. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trademark for the purpose of use in connection with GLDW constitutes a recommendation by Solactive AG to invest capital in GLDW nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in GLDW. 34 For Investment Professional Use Only 2416800.1.1.AM.INST

Important Disclosures DISCLAIMER For more information, please contact the Marketing Agent for GLD, GLDM and GLDW: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com The views and opinions expressed by each presenter are solely those of the presenter through the period ended February 21, 2019 are subject to change based on market or other conditions, and do not necessarily reflect the views and opinions of State Street Global Advisors or the World Gold Council. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. A decision to invest in gold, any gold related products or any other products, securities or investments should not be made in reliance on any of the statements in this presentation. Before making any investment decision, prospective investors should seek advice from their financial advisers, take into account their individual financial needs and circumstances and carefully consider the risks associated with such investment decision. 35 For Investment Professional Use Only 2416800.1.1.AM.INST

Important Disclosures COPYRIGHT AND OTHER RIGHTS © 2018 World Gold Council. All rights reserved. World Gold Council and the Circle device are trade marks of the World Gold Council or its affiliates. No part of this presentation may be copied, reproduced, republished, sold, distributed, transmitted, circulated, modified, displayed or otherwise used for any purpose whatsoever, including, without limitation, as a basis for preparing derivative works, without the prior written authorization of the World Gold Council. Thomson Reuters and GFMS, Thomson Reuters content is the intellectual property of Thomson Reuters. Any copying, republication or redistribution of Thomson Reuters content, including by framing or similar means, is expressly prohibited without the prior written consent of Thomson Reuters. Thomson Reuters shall not be liable for any errors or delays in its content, or for any actions taken in reliance thereon. “Thomson Reuters” is a trademark of Thomson Reuters and its affiliated companies. All references to LBMA Gold Price have been provided for informational purposes only. ICE Benchmark Administration Limited accepts no liability or responsibility for the accuracy of the prices or the underlying product to which the prices may be referenced. Standard & Poor’s, S&P and SPDR are registered trademarks of Standard & Poor/s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. Other third party content is the intellectual property of the respective third party and all rights are reserved to them. All rights reserved. No organization or individual is permitted to reproduce, distribute or otherwise use the statistics and information in this report without the written agreement of the copyright owners. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. United States: State Street Global Advisors, One Iron Street, Boston, MA 02210-1641. Web: www.ssga.com © 2019 State Street Corporation — All Rights Reserved. Tracking Number 2416800.1.1.AM.INST Expiration Date: May 31, 2019 36 For Investment Professional Use Only 2416800.1.1.AM.INST

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SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Advisors Funds Distributors, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.